EXHIBIT 99

TRIBUNE BROADCASTING PRESIDENT PAT MULLEN RESIGNS

CHICAGO, Oct. 7, 2005 — Tribune Company (NYSE:TRB) today announced that Patrick J. Mullen, president of its broadcasting group has resigned. A successor will be named later.

“In his nearly eight years with Tribune, Pat has made many contributions,” said Dennis FitzSimons, Tribune chairman, president and chief executive officer. “We thank him for his efforts on behalf of the company and the television industry, and wish him well in the future.”

Mullen, 50, was appointed president of Tribune Broadcasting in January 2003. He joined Tribune in 1998 when the company acquired WXMI-TV, Grand Rapids, Mich., where he was vice president/general manager.

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TRIBUNE (NYSE:TRB) is one of the country’s top media companies, operating businesses in publishing and broadcasting. It reaches more than 80 percent of U.S. households and is the only media organization with newspapers, television stations and websites in the nation’s top three markets. In publishing, Tribune operates 11 leading daily newspapers including the Los Angeles Times, Chicago Tribune and Newsday, plus a wide range of targeted publications such as Spanish-language Hoy. The company’s broadcasting group operates 26 television stations, Superstation WGN on national cable, Chicago’s WGN-AM and the Chicago Cubs baseball team. Popular news and information websites complement Tribune’s print and broadcast properties and extend the company’s nationwide audience.

MEDIA CONTACT: Gary Weitman 312/222-3394 (office) 312/222-1573 (fax) gweitman@tribune.com	INVESTOR CONTACT: Ruthellyn Musil 312/222-3787 (office) 312/222-1573 (fax) rmusil@tribune.com